United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2006

Lincoln Bancorp
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 10, 2006, Lincoln Bank (the “Bank”), a wholly owned subsidiary of Lincoln Bancorp, entered into an Information Technology Services Agreement (the “Agreement”) with Aurum Technology Inc. (“Aurum”). The Agreement provides for core data processing systems and services, internet and telephone banking services and network management services. The initial term of the Agreement is for five years, subject to automatic renewal for additional five-year terms unless either party gives written notice of non-renewal at least one-hundred and eighty days prior to the expiration date of the term then in effect. The Agreement supersedes the agreement between the Bank and Aurum dated October 1, 2001. The Bank estimates that it will save $30,000 per month in data processing fees under the Agreement.

On May 10, 2006, the Bank also entered into an Amendment to Service Bureau Processing Agreement (the “Amendment”) with Fidelity Information Services, Inc., an affiliate of Aurum. The Amendment extends the expiration date of the Service Bureau Processing Agreement, dated July 29, 2004, until February 28, 2011, and provides that the Bank may discontinue certain specified item processing services without penalty upon thirty days’ notice.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 19, 2006	Lincoln Bancorp

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

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